UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

DODGE & COX FUNDS

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“FAQS
What is Proxy Voting?
Who is entitled to vote?
What is the purpose of the Shareholder Vote and Proposals?
Why is Dodge & Cox holding this vote now?
Who pays the cost of the Shareholder Meeting and Proxy Vote?
What is the difference between a fundamental investment restriction and a non-fundamental investment restriction?
Why am I being asked to approve changes to the fundamental investment restrictions of the Funds?
Why am I voting for Board Members?
Why did I receive more than one Proxy Card?
Who are the current Board Members?
Who are the new Board nominees?
What is the role of a mutual fund’s board of trustees?
What is the role of the board’s independent trustees?
What makes a trustee “independent”?
Will any fees change if the Proposals are approved?
Has the Board approved the Proposals? How do the Trustees recommend that I vote on these Proposals? What is included in the Tax Fees shown in the table on page D-1 of the Proxy Statement?
Except as noted below, all Tax Fees are attributable to tax compliance and preparation, including the preparation of tax returns, refund claims, and tax payment planning. 2012 Tax Fees for the Dodge & Cox International Stock Fund include $15,000 for professional services relating to tax advice.